Exhibit 10.3
SECOND AMENDMENT TO INDUSTRIAL TRIPLE NET LEASE

ARRAY TECH, INC.
Bernalillo County, New Mexico

    THIS SECOND AMENDMENT TO INDUSTRIAL TRIPLE NET LEASE (“Second Amendment”) is made and entered for reference purposes as of the 26th day of September, 2024, by and between GDC Sunshine, LLC, a New Mexico limited liability company (“Landlord”), as landlord, and Array Tech, Inc., a New Mexico corporation (“Tenant”), as tenant.

R E C I T A L S

A.    This Second Amendment is entered into in consideration of the mutual promises, covenants and conditions set forth below, the receipt and sufficiency of which are hereby acknowledged by the parties.

B.    Landlord and Tenant are parties to a written Industrial Triple Net Lease, including the Lease Summary (“Lease Summary”), Articles 1 through 40 and Exhibits A-1, A-2 and B through K thereto, dated May 31, 2024 (collectively, the “Lease”), which includes that certain Construction Agreement attached to the Lease as Exhibit B and Schedules 1 through 4 thereto dated May 31, 2024 (collectively, the “Construction Agreement”), pertaining to leased premises located at the southwest corner of Ladera Drive and Atrisco Vista Boulevard, in Bernalillo County, New Mexico (as more particularly described in the Lease, the “Premises”).

C.    Landlord and Tenant are also parties to a written First Amendment to Exhibit B “Construction Agreement” to Industrial Triple Net Lease Between GDC Sunshine, LLC and Array Tech, Inc. (the “First Amendment”). The term “Construction Agreement” as used below in this Second Amendment shall mean the Construction Agreement, as amended by the First Amendment.

D.    Array Technologies, Inc., a Delaware corporation (“Guarantor”), has executed and delivered to Landlord that certain Continuing Lease Guarantee dated May 31, 2024 (the “Guarantee”).

E.    The parties have now agreed to further amend the Construction Agreement as provided below.

A G R E E M E N T S

1.Capitalized Terms. All capitalized terms used below in this Second Amendment without definitions shall have the meanings given such terms in the Construction Agreement or, to the extent not defined in the Construction Agreement, the meanings given such terms in the Lease.

2.Amended Scope of Landlord’s Work. “Landlord’s Work Construction Contract” shall mean that certain Guaranteed Maximum Price Construction Contract for Landlord’s Work, described as AIA Document A133 – 2019 (Standard Form of Agreement Between Owner and Construction Manager as Constructor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed

Maximum Price), dated September 13, 2024, between Landlord, as Owner, and the Building Contractor, Ryan Companies US, Inc., as Construction Manager, comprised of the following:

§ 15.2 The following documents comprise the Agreement:
.1     AIA Document A133™–2019, Standard Form of Agreement Between Owner and Construction Manager
as Constructor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price
.2     AIA Document A133™–2019, Exhibit A, Guaranteed Maximum Price Amendment, if executed
.3     AIA Document A133™–2019, Exhibit B, Insurance and Bonds
.4     AIA Document A201™–2017, General Conditions of the Contract for Construction
.5     Other Exhibits:
    Exhibit A-1 – Schedule of Values
    Exhibit A-2 – General Conditions Matrix
    Exhibit A-3 – Scope Clarifications
    Exhibit C – Drawing Log
    Exhibit D – Project Schedule
    Exhibit E – Adverse Weather
    Exhibit F – Logistics Plan
    Exhibit G – VDC Requirements
    Exhibit H – List of Proposed Subcontractors
    Exhibit I – Guaranteed Maximum Price Addendum

In the event changes to the plans are necessitated during the permitting, the Parties shall endeavor to agree upon a change order that equitably takes such changes into consideration.

Tenant confirms, acknowledges and agrees that it has received a complete copy of the Landlord’s Work Construction Contract. Notwithstanding anything otherwise provided in the Lease, the First Amendment, the Construction Agreement, and/or on the “Preliminary Plans” and/or the “Construction Drawings,” as such terms are defined in Section 3(a) of the Construction Agreement, Landlord and Tenant hereby acknowledge, confirm and agree that:

2.1“Landlord’s Work,” as defined in the last sentence of Section 3(a) of the Construction Agreement, (a) shall not include purchase, construction or installation of any of the “Tenant Core Work Items” (as defined below in this Second Amendment), and (b) shall mean the construction of only those certain Building shell components, onsite improvements and offsite improvements (excluding the Tenant Core Work Items) that are specifically set forth in the Landlord’s Work Construction Contract, which Landlord’s Work Construction Contract is hereby incorporated in and made a part of this Second Amendment and the Lease by reference. Accordingly, the “Construction Drawings,” as defined in the second sentence of Section 3(a) of the Construction Agreement, and as previously approved by Landlord and Tenant, are hereby deemed amended as necessary (i) to remove any requirements otherwise provided thereon to purchase, construct and/or install the Tenant Core Work Items, and (ii) to instead refer only to the work to be completed by the Building Contractor under the Landlord’s Work Construction Contract.

2.2The “Work Schedule,” as defined in the first sentence of Section 2 of the Construction Agreement, shall mean the Project Schedule set forth in the Landlord’s Work Construction Contract; provided, however, notwithstanding anything otherwise provided in the Project Schedule, Landlord agrees to use all good faith, reasonable efforts to delay the start of construction of Landlord’s Work until October 28, 2024.

2.3Attached hereto as Schedule 1, and incorporated herein by reference, is that certain “Interim Agreement” to be entered into by and between Tenant and the Building Contractor. “Tenant’s Work,” as defined in Section 5(b) of the Construction Agreement, shall specifically include, but shall not be limited to, the “Scope of Services” (the “Tenant Core Work Items”) set forth on Exhibit A of the Interim Agreement, including obtaining all warranties applicable thereto. Tenant agrees to execute and deliver the Interim Agreement to the Building Contractor, and to furnish Landlord a fully executed copy thereof, not later than one (1) business day after Landlord delivers to Tenant the “Notice of Satisfaction of FLC,” as defined in Section 3(b)(iii) of the Construction Agreement. Tenant will thereafter cause the Tenant Core Work Items to be purchased, constructed and/or installed by the Building Contractor, at Tenant’s sole cost and expense, as part of Tenant’s Work, within the time frames provided in the Work Schedule. Tenant’s failure to timely perform its obligations under the Construction Agreement, as amended by this Second Amendment, including without limitation Tenant’s obligations under the Interim Agreement, within the time frames provided in the Interim Agreement and/or the Work Schedule, as the case may be, shall be deemed a “Tenant Delay,” as defined in Section 3(f) of the Construction Agreement, in addition to those other matters constituting a “Tenant Delay,” as set forth in Section 3(f) or otherwise in the Construction Agreement, as amended by this Second Amendment. In addition, because Landlord may not enter into the Landlord’s Work Construction Contract until this Second Amendment is executed by Tenant, as required in order to satisfy the “Final Lease Contingency” (as defined in Section 3(b)(iii) of the Construction Agreement) by the expiration of the Final Contingency Period on October 31, 2024, it also shall be deemed a “Tenant Delay” if this Second Amendment is not finalized, agreed upon and signed by Tenant within three (3) days after submission of this Second Amendment to Tenant for review and execution, provided Landlord cooperates in good faith in addressing any reasonable comments of Tenant and finalizing this Second Amendment for execution.

2.4If, notwithstanding anything provided in Section 2.3 of this Second Amendment, Tenant elects to execute and deliver the Interim Agreement to the Building Contractor, and furnishes Landlord a fully executed copy thereof, prior to the date Landlord delivers to Tenant the Notice of Satisfaction of FLC, then Landlord agrees that if Tenant exercises its termination right set forth in Paragraph 5 of the Interim Agreement, solely because Landlord has not satisfied the Final Lease Contingency by the expiration of the Final Contingency Period on October 31, 2024, then Landlord will reimburse Tenant for the sums actually paid by Tenant to the Building Contractor pursuant to Paragraph 5 of the Interim Agreement, which sums will be paid by Landlord to Tenant promptly after Landlord receives from Tenant paid invoices or other appropriate evidence substantiating the actual amount previously paid by Tenant to the Building Contractor with respect thereto. If the Final Lease Contingency is not satisfied by the expiration of the Final Contingency Period, then Tenant agrees to terminate the Interim Agreement within one (1) day after written notice from Landlord requesting that Tenant terminate the Interim Agreement. If any payment is due from Landlord to Tenant pursuant to this Section 2.4, under no circumstance shall the amount to be paid by Landlord to Tenant be greater than $1,400,000.00. Notwithstanding anything provided above, if Tenant chooses to terminate the Lease by requesting that Landlord or its affiliate assign to Tenant or Tenant’s affiliated nominee the purchase and sale agreement for the Land, as more particularly provided in Section 3(b)(iii)(ii) on page B-3 of the Construction Agreement, then Landlord shall not be obligated to reimburse Tenant for any sums that are paid by Tenant to the Building Contractor pursuant to Paragraph 5 of the Interim Agreement.

2.5The terms “Substantially Complete” and “Substantial Completion,” as defined in the first sentence of Section 3(e) of the Construction Agreement (applicable to Landlord’s Work), are amended by deleting the first sentence of Section 3(e) of the Construction Agreement and replacing the same with the following: “Landlord’s Work shall be deemed to be substantially complete when the Architect (Butler Design Group) determines that the construction of Landlord’s Work is complete, excepting only Punchlist Items (as defined below) (herein ‘Substantially Complete’ or ‘Substantial Completion’).” Tenant expressly understands, acknowledges and agrees that (a) Landlord shall be deemed to have tendered possession of the Premises to Tenant, and Tenant shall be deemed to have accepted possession of the Premises from Landlord, upon Substantial Completion of Landlord’s Work, without permanent electric service or any other Tenant Core Work Items installed in or available to the Building (because such items are now part of Tenant’s Work), (b) a temporary or final certificate of completion (or its equivalent) will not be issued for Landlord’s Work by the County of Bernalillo, New Mexico (the “County”), until after Tenant has completed construction and installation of the Tenant Core Work Items, and (c) such temporary or final certificate of completion (or its equivalent) shall not be a condition precedent for Landlord’s Work to be deemed Substantially Complete or for Substantial Completion of Landlord’s Work to be deemed to have occurred, or for the “Commencement Date” (as defined on the second page of the Lease Summary) to have occurred. Landlord and Tenant agree to fully cooperate with each other, in good faith, to obtain such temporary or final certificate of completion (or its equivalent) promptly upon completion of Landlord’s Work and the Tenant Core Work Items, which shall include the obligation of Landlord to promptly commence and diligently pursue to completion any changes in Landlord’s Work that might be required by the County as a condition to the issuance of such temporary or final certificate of completion (or its equivalent).

3.Revised Pro Forma Budget. The Pro Forma Budget attached as Schedule 2 to the Construction Agreement is amended by deleting the same in its entirety and replacing it with the Pro Forma Budget attached hereto as Schedule 2. The budget may be further updated from time to time during the performance of Landlord’s Work, as more particularly provided in Section 4(a) of the Construction Agreement. The updated pro forma budget attached hereto has been revised to, among other things, (i) delete the $10.00 per square foot Allowance, which Landlord will no longer be obligated to disburse or pay to Tenant, as provided in Sections 5 and 6 below, (ii) set forth the new total guaranteed maximum price (GMP) in the Landlord’s Work Construction Contract, (iii) set forth the Tenant Core Work Items that will be included, initially in the Interim Agreement, and thereafter in the guaranteed maximum price contract for all of Tenant’s Work, to be entered into by and between Tenant and the Building Contractor, and (iv) set forth the estimated amount of Tenant’s Share. As provided in Section 3(b)(iii) of the Construction Agreement, Tenant has agreed to furnish to Landlord or its lender(s) upon request all reporting information required from time to time by Landlord or its lender(s) to comply with the reporting requirements related to the New Markets Tax Credit Program.

4.Extension of Time to Complete Tenant’s Work. The last sentence of Section 7(f) of the Construction Agreement is amended by deleting “sixty (60) days” and “one hundred twenty (120) days” and replacing with the same with “ninety (90) days” and “one hundred fifty (150) days,” respectively.

5.Deletion of Allowance. All “Tenant’s Work Costs,” as defined in Section 8(a) of the Construction Agreement (as amended below in this Second Amendment), shall be the sole obligation and responsibility of Tenant, and Landlord shall have no obligation whatsoever to pay, contribute to, or grant to Tenant any tenant improvement allowance for, Tenant’s Work Costs (which include, but are not limited to, the Tenant Core Work Items). Accordingly, the Construction Agreement is further amended to delete any and all references therein to the “Allowance,” including but not limited to the following: (i) the definition of the “Development Cost” set forth in Section 4(a) of the Construction Agreement is amended by deleting “the Allowance (defined below),” from line 13 thereof; (ii) Section 5(b) of the Construction Agreement is amended by deleting “, subject to reimbursement from the Allowance (defined below)” from line 15 thereof; and (iii) Section 10 of the Construction Agreement is amended by deleting “to the extent it exceeds the Allowance” from line 5 thereof.

6.Monetary Matters. Section 8 (Monetary Matters) of the Construction Agreement is amended by deleting the same in its entirety and replacing the same with the following:

8.    MONETARY MATTERS.

(a)Tenant’s Work Costs. Tenant shall be responsible for all costs and expenses incurred in connection with the Tenant’s Work (as defined in Section 5(b) of this Construction Agreement), including but not limited to costs of labor and materials, general contractor fees, architectural, engineering and permitting fees, local taxes, project management fees and other soft costs or fees (collectively, “Tenant’s Work Costs”).

(b)Submissions. Within ninety (90) days after completion of construction of Tenant’s Work, Tenant shall furnish the following to Landlord: (a) certificates of insurance required to be maintained by Tenant pursuant to the Lease; (b) an AIA G713 certificate of the Architect confirming that Tenant’s Work is Substantially Complete (which certificate shall include a punch list as of the date of the certificate); (c) all required preliminary lien notices; (d) all applications for payment including, without limitation, a standard AIA G702 Application for Payment from the Building Contractor; (e) full and final unconditional waivers and lien releases, in form and content reasonably acceptable to Landlord, from the Building Contractor and all other contractors, subcontractors and material suppliers furnishing services or materials to the Premises; (f) a certificate signed by Tenant and the Building Contractor certifying that all of the Tenant’s Work (including all punch list items) under the construction contract has been completed; (g) any and all reports of inspections by the County of Bernalillo or other governmental agencies having jurisdiction; (h) a .pdf copy of the “as-built” plans for the Tenant’s Work; (i) CAD files of Tenant’s Work; and (j) written permission and/or license from Tenant and Tenant’s vendors, designers and contractors permitting Landlord to use the CAD files associated with Tenant’s Work.

(c)Intentionally Omitted.

7.Ratification. It is understood and agreed that the Lease and the Construction Agreement are ratified, affirmed and in full force and effect, and have not been modified, supplemented or amended in any way, except as herein provided. In furtherance but limitation thereof, it is further understood, acknowledged and agreed that the following contingencies and conditions to the effectiveness of the Lease that are set forth in the Lease have been satisfied, waived or deemed waived: (a) the IRB Approval Contingency set forth in Section 1.4(A) of the Lease and (b) the approval of the Lease and Guarantee by Tenant’s and Guarantor’s Board of Directors set forth in Section 1.4(C) of the Lease.

8.Authority. The parties and all persons signing for the parties below represent to each other that this Second Amendment has been fully authorized and no further approvals are required, that such entity has the full right and authority to enter into this Second Amendment, and that all persons signing on behalf of such entity are authorized to do so by appropriate actions. If requested by Landlord, Tenant shall deliver to Landlord appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of the person(s) signing this Second Amendment on behalf of Tenant to enter into this Second Amendment on behalf of such party. If requested by Tenant, Landlord shall deliver to Tenant appropriate documentation reasonably acceptable to Tenant evidencing the due authorization of the person(s) signing this Second Amendment on behalf of Landlord to enter into this Second Amendment on behalf of such party.

9.Successors. Subject to the terms and conditions set forth in the Lease, this Second Amendment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest, and assigns.

10.Counterparts. This Second Amendment may be executed in identical counterparts and signature pages may be detached from one counterpart and added to the other counterpart. This Second Amendment may be executed via “wet” original handwritten signatures, or via electronic signatures or marks, which shall be binding on the parties as originals, and the executed signature pages may be delivered using a PDF or similar file type transmitted via electronic mail, cloud based server, e-signature technology or other similar electronic means (such as DocuSign), and any such transmittal shall constitute delivery of the executed document for all purposes of this Second Amendment. This Second Amendment shall not become effective or binding upon any of the signing parties unless and until all parties shall have executed and delivered to the other parties a fully executed original or counterpart.

[SIGNATURES ON FOLLOWING PAGES]

[LANDLORD SIGNATURE PAGE TO SECOND AMENDMENT]
IN WITNESS WHEREOF, Landlord has executed this Second Amendment on this 26th day of September, 2024.

LANDLORD:
GDC SUNSHINE, LLC,
a New Mexico limited liability company

By:     GDC Sunshine Investors, LLC,
    a New Mexico limited liability company,
    its Sole Member

By:    GDC-NM, LLC,
    a New Mexico limited liability company,
    its Member

By:    Jeffrey D. and Elizabeth C. Garrett Trust     dated August 9, 2002, as amended,
    its Sole Member

By:     /s/ Jeff Garrett
Name: Jeff Garrett
Title: Trustee

[TENANT SIGNATURE PAGE TO SECOND AMENDMENT]

IN WITNESS WHEREOF, Tenant has executed this Second Amendment on this 27th day of September, 2024.

TENANT:
ARRAY TECH, INC., a New Mexico corporation By: /s/ Kevin G. Hostetler Name: Kevin G. Hostetler Title: Chief Executive Officer

CONSENT OF GUARANTOR

The undersigned, as Guarantor of Tenant’s performance of the Lease pursuant to the Guarantee, hereby consents to and approves the foregoing Second Amendment and hereby reaffirms its Guarantee of the Lease, as amended herein.

ARRAY TECHNOLOGIES, INC., a Delaware corporation By: /s/ Kevin G. Hostetler Name: Kevin G. Hostetler Title: Chief Executive Officer

Schedule 1 – Interim Agreement (Tenant Core Work Items)
Schedule 2 – Pro Forma Budget